Exhibit 99.1

Usio Reports Strong Third Quarter 2026 Results; Adjusted EBITDA1 Increases 222%

GAAP Net Income Increases by over $632,000 Year-Over-Year to $217,000, or $0.01 Per Share

Revenue Increases 12%; Gross Profit Increases 18%; Adjusted EBITDA Margin1 Expands to 5.0%

Nine-Month Operating Cash Flow Increases 133% to $3.3 Million

SAN ANTONIO, November 10, 2026 (GLOBE NEWSWIRE) – Usio, Inc., "Usio" or the "Company" (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the third quarter ended September 30, 2026.

Louis Hoch, President and Chief Executive Officer of Usio, said, “It was another strong quarter for Usio, with revenue increasing 12% and Adjusted EBITDA1 rising 222%, driven by sustained transaction growth and improving operating leverage. Total payment dollars processed increased 25% to $2.73 billion, while total payment transactions grew 27% to 20.7 million. ACH transactions increased 39%, setting a new quarterly record for the sixth consecutive quarter. Importantly, this growth is translating into meaningful bottom-line improvement. Adjusted EBITDA margin1 expanded to 5.0% from 1.7% a year ago, GAAP operating income improved by approximately $743,000, and we delivered our third consecutive quarter of positive GAAP net income. For the first nine months of 2026, Adjusted EBITDA1 more than doubled, while operating cash flow increased 133% to $3.3 million. Consequently, we are re-iterating our guidance of 14-16% revenue growth versus the prior year, alongside record Adjusted EBITDA1.”

Mr. Hoch continued, “Looking ahead, we are particularly encouraged by the opportunities presented by Usio Ion and our recently announced strategic partnership with Harris Computer. Ion has the potential to deepen our existing customer relationships, expand our third-party owned deposit base and generate incremental high-margin interest revenue, while our preferred payments provider relationship with Harris expands our reach into the utility market. We believe both initiatives can contribute meaningfully to our long-term growth and operating leverage as adoption and implementation progress. It is exciting to soon enter 2027 with these two catalysts on top of the organic growth we are already experiencing.”

Results in the third quarter were led by an 18% increase in credit card revenues on the strength of a 29% increase in PayFac revenues, which now account for more than 75% of total credit card revenues. ACH, our highest margin business, had another record quarter. Revenues were up 9% primarily due to record ACH transaction volume, which was up 39%, alongside record RTP volume and continued strong PINless debit growth. ACH has benefitted from new account growth and strong volumes in the education market. Output Solutions had an outstanding quarter with revenue growing 14%. Volumes were at record levels with electronic documents processed and delivered up 28% and total pieces printed and mailed up 7%. In addition, third quarter prepaid card services revenues were up from a year ago, the first quarterly increase this year. Prepaid card services also experienced increased volumes, providing further momentum to the recovery in revenues.

Reflective of the Company’s increasing operating leverage, gross profit was up approximately 18% to $5.7 million in the third quarter, with gross margins expanding to 24.1% from 23.0% in the prior-year quarter. Third quarter total selling, general and administrative expenses, inclusive of depreciation and amortization and stock-based compensation ("Total SG&A Expenses"), increased only approximately 2% year-over-year, while declining for the first nine months of 2026 compared to the prior-year period. This disciplined expense management was achieved while continuing to invest in back-office operations and network infrastructure to support sustainable growth.

For the quarter ended September 30, 2026, the Company reported GAAP net income of approximately $0.2 million, or $0.01 per share, compared to a net loss of ($0.4) million, or ($0.02) per share, for the third quarter of 2025. Adjusted EBITDA1 was $1.2 million for the third quarter of 2026, up 222% from the same quarter a year ago. Operating cash flow more than doubled to approximately $3.3 million for the first nine months of 2026, an increase of 133%, despite the prior-year period benefiting from nearly $1.5 million in one-time employee retention tax credit collections that were not present in the current year period. Cash was in excess of $7.3 million at September 30, 2026, an increase of approximately $900,000 over the past three months. The Company used approximately $499,000 to repurchase 327,000 shares of its common stock during the nine months ended September 30, 2026.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below.

Quarterly Processing and Transaction Volumes

Total payment dollars processed through all payment channels in the third quarter of 2026 were $2.73 billion, an increase of 25% over the $2.18 billion processed in last year's third quarter. Total payment transactions processed in the third quarter of 2026 were 20.7 million, an increase of 27% over the same quarter of last year.

Our credit card segment continues to grow, where dollars processed in the third quarter of 2026 were up 7% and transactions processed were up 17% from the year ago quarter. In the third quarter of 2026, ACH electronic check transaction volume was up 39%, setting a new quarterly transaction volume record for the sixth consecutive quarter, while electronic check dollars processed were up 26% and return check transactions processed were up 44%, in each case, compared to the same quarter of 2025. In our prepaid card services business unit during the third quarter of 2026, card load volume was up 6%, and transactions processed were down 2%; however, purchase volume was up 17% for the third quarter of 2026, in each case, compared to the same quarter of 2025. Output Solutions pieces processed and mailed were up 7% while electronic documents processed and delivered were up 28% for the third quarter of 2026, in each case, compared to the same quarter of 2025.

Three and Nine Months Ended September 30, 2026 Revenue Detail

Revenues for the quarter ended September 30, 2026 were $23.8 million, up 12% from $21.2 million in the prior year quarter, due to increases in all of our business lines, as well as increased total interest revenues. Revenues for the nine months ended September 30, 2026 were $72.9 million, up 15% from $63.2 million in the prior year period, due to increases in all of our business lines, excluding prepaid card services, despite lower total interest revenues.

	Three Months Ended September 30,
	2026	2025	$ Change	% Change

ACH and complementary services	$6,353,526	$5,844,267	$509,259	9%
Credit card	8,692,163	7,351,400	1,340,763	18%
Prepaid card services	2,826,028	2,796,782	29,246	1%
Output Solutions	5,534,198	4,844,496	689,702	14%
Interest - ACH and complementary services	159,671	160,296	(625)	(0)%
Interest - Prepaid card services	149,146	137,841	11,305	8%
Interest - Output Solutions	49,106	45,251	3,855	9%
Total Revenue	$23,763,838	$21,180,333	$2,583,505	12%

	Nine Months Ended September 30,
	2026	2025	$ Change	% Change

ACH and complementary services	$18,954,873	$16,081,008	$2,873,865	18%
Credit card	27,399,661	22,275,124	5,124,537	23%
Prepaid card services	7,653,003	8,430,643	(777,640)	(9)%
Output Solutions	18,008,861	15,220,264	2,788,597	18%
Interest - ACH and complementary services	372,748	560,943	(188,195)	(34)%
Interest - Prepaid card services	379,677	455,325	(75,648)	(17)%
Interest - Output Solutions	139,425	127,066	12,359	10%
Total Revenue	$72,908,248	$63,150,373	$9,757,875	15%

Gross profit for the third quarter of 2026 was $5.7 million, up 18% versus $4.9 million in the third quarter of 2025. Gross margins (defined as gross profit as a percentage of total revenues) were 24.1% in the third quarter of 2026, up versus 23.0% in the third quarter of 2025. This was primarily due to revenue mix, as our higher margin business lines contributed proportionally more revenue in the quarter.

Gross profit for the nine months ended September 30, 2026 was $16.6 million, up 12% versus $14.8 million in the first nine months of 2025. Gross margins were 22.8% in the nine months ended September 30, 2026, down versus 23.5% in the corresponding period of 2025. This was primarily due to revenue mix and lower interest revenues, a high margin revenue source.

Total SG&A Expenses for the third quarter of 2026 were $5.5 million, an increase of approximately 2% compared to $5.3 million in the prior-year quarter, primarily reflecting continued investments in back-office operations and network infrastructure. Notably, Total SG&A Expenses grew significantly slower than revenue and gross profit, demonstrating the Company's increasing operating leverage. SG&A expense for the third quarter of 2026 was up marginally from the corresponding prior year quarter, primarily due to increases in salary alongside increases in network infrastructure and professional fees.

Total SG&A Expenses for the nine months ended September 30, 2026 were $15.7 million, down 1% versus the corresponding year ago period primarily due to lower depreciation and amortization expense offsetting slightly higher SG&A expenses. SG&A expenses for the nine months ended September 30, 2026 were up marginally from the corresponding prior year period, primarily due to increases in salary alongside increases in network infrastructure and professional fees.

For the third quarter of 2026, we reported operating income of $0.3 million compared to an operating loss of ($0.5) million for the same quarter a year ago, primarily due to increased revenues and gross profit, offsetting a nominal increase in Total SG&A Expenses. Adjusted EBITDA1 was $1.2 million for the third quarter of 2026, compared to Adjusted EBITDA1 of $0.4 million for the same quarter a year ago. Net income in the quarter ended September 30, 2026 was $0.2 million, or $0.01 per share, compared to a net loss of ($0.4) million, or ($0.02) per share, for the same period in the prior year.

For the nine months ended September 30, 2026, we reported operating income of $0.9 million compared to an operating loss of ($1.1) million for the same period a year ago, primarily due to increased revenues and gross profit, alongside a decrease in Total SG&A Expenses. Adjusted EBITDA1 was $3.1 million for the nine months ended September 30, 2026, compared to Adjusted EBITDA1 of $1.5 million for the same period a year ago. Net income in the nine months ended September 30, 2026 was approximately $0.6 million, or $0.02 per share, compared to a net loss of ($1.0) million, or ($0.04) per share, for the same period in the prior year.

Operating cash flow increased 133% to $3.3 million for the nine months ended September 30, 2026, compared to $1.4 million in the same period of 2025, supported by improved profitability. Notably, the prior-year period benefited from nearly $1.5 million in one-time employee retention tax credit collections that were not present in the current year period.

We believe we continue to be in solid financial condition. Cash and cash equivalents as of September 30, 2026 were $7.3 million with minimal long-term debt. Cash this year has been used for capital expenditures, primarily Output Solutions equipment. In addition, approximately $499,000 in cash was used to repurchase 327,000 shares of our common stock during the nine months ended September 30, 2026.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below.

Conference Call and Webcast

Usio's management will host a conference call on Tuesday, November 10, 2026, at 4:30 pm Eastern time to review financial results and provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/investors.

A replay of the call will be available approximately one hour after the end of the call through November 25, 2026. The replay can be accessed via the Company’s website or by dialing 1-855-669-9658 (U.S.) or 1-412-317-0088 (international). The replay conference playback code is 7548744.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading, cloud-based, integrated FinTech electronic payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, integrated software vendors and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to clients through its unique payment facilitation platform as a service. The Company, through its Usio Output Solutions division, offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the card issuing sector.

Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas. Websites: www.usio.com, www.usioion.com and www.akimbocard.com.

Find us on LinkedIn, Facebook® and X.

Comparisons

Unless otherwise indicated, all comparisons and growth rates represent year-over-year comparisons, with the quarterly period of this year compared to the corresponding quarter of the prior year and the nine-month period ended September 30, 2026 compared to the corresponding nine-month period of the prior year.

About Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures, as defined in Regulation G adopted by the Securities and Exchange Commission, of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures is useful to investors because it provides them with financial measures the Company uses in the management of its business.

•	The Company defines EBITDA as net income (loss), before interest income, interest expense, taxes, depreciation and amortization of intangibles.
•	The Company defines Adjusted EBITDA as EBITDA, as defined above, less other income, plus non-cash stock-based compensation and certain non-recurring items, such as costs related to acquisitions.
•	The Company defines Adjusted EBITDA margin as Adjusted EBITDA, as defined above, divided by total revenues.

Management believes presenting EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin is helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided by (used in) operating activities, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin have limitations as analytical tools and you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our operating results as reported under GAAP.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, this release contains forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding management's intentions, beliefs, expectations, and strategies for the future, including statements regarding the Company’s operating and growth strategies. Forward-looking statements can be identified by words such as "believe," "intend," "look forward," "anticipate," "schedule," "expect," and similar expressions.

These forward-looking statements are subject to risks and uncertainties inherent in the Company's business that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, risk relating to economic conditions; the realization of anticipated benefits from the PostCredit acquisition; the Company’s ability to manage growth; the loss of key resellers; relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers, and merchants; the security of the Company’s software, hardware, and information systems; volatility in the Company’s stock price; the need for additional financing; risks associated with new tax legislation; and compliance with complex federal, state, and local laws and regulations, as well as other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from management’s plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, undue reliance should not be placed on such statements which speak as of the date hereof. The Company undertakes no obligation to update or revise any forward‑looking statements, except as required by law.

Contact:

Investor Relations

ir@usio.com

210-249-4055

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,335,367	$7,434,051
Settlement processing assets	65,850,763	74,180,475
Prepaid card load assets	15,380,635	27,623,728
Customer deposits	2,751,854	2,281,220
Merchant reserves	4,503,537	4,795,537
Accounts receivable, net	6,199,363	5,274,586
Inventory	624,635	461,675
Prepaid expenses and other	869,027	1,359,382
Total current assets	103,515,181	123,410,654

Property and equipment, net	6,245,265	4,157,393

Other assets:
Intangibles, net	9,759	9,759
Operating lease right-of-use assets, net	3,000,273	2,423,231
Other assets	362,949	362,949
Deferred tax asset, net	4,376,596	4,526,228
Total other assets	7,749,577	7,322,167

Total Assets	$117,510,023	$134,890,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,095,833	$880,590
Accrued expenses	3,760,626	3,326,445
Operating lease liabilities, current portion	743,160	639,805
Equipment loan, current portion	349,316	289,317
Settlement processing obligations	65,850,763	74,180,475
Prepaid card load obligations	15,380,635	27,623,728
Customer deposits	2,751,854	2,281,220
Merchant reserve obligations	4,503,537	4,795,537
Total current liabilities	94,435,724	114,017,117

Non-current liabilities:
Operating lease liabilities, net of current portion	2,427,389	1,885,983
Equipment loan, net of current portion	1,131,175	1,074,711
Total liabilities	97,994,288	116,977,811

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at September 30, 2026 (unaudited) and December 31, 2025	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 32,649,119 and 31,562,178 issued, and 28,509,743 and 27,729,704 outstanding at September 30, 2026 (unaudited) and December 31, 2025, respectively	32,649	31,562
Additional paid-in capital	104,302,327	102,363,590
Treasury stock, at cost; 4,139,376 and 3,832,474 shares at September 30, 2026 (unaudited) and December 31, 2025, respectively	(7,335,943)	(6,837,181)
Deferred compensation	(7,558,266)	(7,100,573)
Accumulated deficit	(69,925,032)	(70,544,995)
Total stockholders' equity	19,515,735	17,912,403

Total Liabilities and Stockholders' Equity	$117,510,023	$134,890,214

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$23,763,838	$21,180,333	$72,908,248	$63,150,373
Cost of services	18,025,493	16,310,314	56,307,033	48,331,142
Gross profit	5,738,345	4,870,019	16,601,215	14,819,231

Selling, general and administrative expenses:
Stock-based compensation	570,431	399,582	1,382,223	1,243,899
SG&A	4,553,317	4,501,762	13,490,007	13,282,842
Depreciation and amortization	335,865	432,846	847,628	1,393,215
Total selling, general and administrative	5,459,613	5,334,190	15,719,858	15,919,956

Operating income (loss)	278,732	(464,171)	881,357	(1,100,725)

Other income (expense):
Interest income	94,910	124,449	282,599	314,368
Other income	—	5,000	—	5,000
Interest expense	(22,680)	(11,328)	(68,440)	(34,906)
Other income, net	72,230	118,121	214,159	284,462

Income (loss) before income taxes	350,962	(346,050)	1,095,516	(816,263)

Federal income tax expense	27,829	—	149,632	—
State income tax expense	105,753	69,036	325,921	200,447
Income tax expense	133,582	69,036	475,553	200,447

Net income (loss)	$217,380	$(415,086)	$619,963	$(1,016,710)

Income (loss) Per Share
Basic income (loss) per common share:	$0.01	$(0.02)	$0.02	$(0.04)
Diluted income (loss) per common share:	$0.01	$(0.02)	$0.02	$(0.04)
Weighted average common shares outstanding
Basic	28,474,331	26,892,925	28,015,807	26,719,488
Diluted	28,474,331	26,892,925	28,015,807	26,719,488

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income (loss)	$619,963	$(1,016,710)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	847,628	1,393,215
Deferred federal income tax	149,632	—
Employee stock-based compensation	1,382,223	1,243,899
Allowance for expected credit losses	(223,096)	—
Reserve for processing losses	(100,102)	(145,179)
Changes in operating assets and liabilities:
Accounts receivable	(701,681)	(158,132)
Accounts receivable, tax credit	—	1,494,612
Prepaid expenses and other	490,355	(554,348)
Operating lease right-of-use assets	629,228	467,957
Inventory	(162,960)	66,103
Accounts payable and accrued expenses	749,526	(920,666)
Operating lease liabilities	(561,509)	(463,882)
Merchant reserves	(292,000)	(13,564)
Customer deposits	470,634	20,851
Net cash provided by operating activities	3,297,841	1,414,156

Investing Activities
Purchases of property and equipment	(2,010,228)	(292,590)
Capitalized labor for internal use software	(925,272)	(846,375)
Net cash used in investing activities	(2,935,500)	(1,138,965)

Financing Activities
Payments on equipment loan, net	(188,923)	(108,953)
Proceeds from equipment loan	305,386	226,212
Proceeds from issuance of common stock	99,908	70,289
Purchases of treasury stock	(498,762)	(765,887)
Assets held for customers	(20,572,805)	(5,933,757)
Net cash used in financing activities	(20,855,196)	(6,512,096)

Change in cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves	(20,492,855)	(6,236,905)
Cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves, beginning of year	116,315,011	87,618,491

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Loads, Customer Deposits and Merchant Reserves, End of Period	$95,822,156	$81,381,586

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$68,440	$34,906
Income taxes	450,000	438,000
Non-cash investing and financing activities:
Issuance of deferred stock compensation	$1,350,900	$1,324,800
Right-of-use assets obtained in exchange for operating lease liabilities	1,206,270	—

USIO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

(UNAUDITED)

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2025	31,562,178	$31,562	$102,363,590	$(6,837,181)	$(7,100,573)	$(70,544,995)	$17,912,403

Issuance of common stock under equity incentive plan	94,700	95	77,943	—	—	—	78,038
Issuance of common stock under employee stock purchase plan	10,427	10	14,170	—	—	—	14,180
Deferred compensation amortization	—	—	—	—	251,246	—	251,246
Purchase of treasury stock, at costs	—	—	—	(233,459)	—	—	(233,459)
Net income for the period	—	—	—	—	—	122,503	122,503

Balance at March 31, 2026	31,667,305	$31,667	$102,455,703	$(7,070,640)	$(6,849,327)	$(70,422,492)	$18,144,911

Issuance of common stock under equity incentive plan	920,420	920	1,529,014	—	(1,350,900)	—	179,034
Issuance of common stock under employee stock purchase plan	19,667	20	22,401	—	—	—	22,421
Deferred compensation amortization	—	—	—	—	303,474	—	303,474
Purchase of treasury stock, at costs	—	—	—	(137,473)	—	—	(137,473)
Net income for the period	—	—	—	—	—	280,080	280,080

Balance at June 30, 2026	32,607,392	$32,607	$104,007,118	$(7,208,113)	$(7,896,753)	$(70,142,412)	$18,792,447

Issuance of common stock under equity incentive plan	16,200	16	231,928	—	—	—	231,944
Issuance of common stock under employee stock purchase plan	25,527	26	63,281	—	—	—	63,307
Deferred compensation amortization	—	—	—	—	338,487	—	338,487
Purchase of treasury stock, at costs	—	—	—	(127,830)	—	—	(127,830)
Net income for the period	—	—	—	—	—	217,380	217,380

Balance at September 30, 2026	32,649,119	$32,649	$104,302,327	$(7,335,943)	$(7,558,266)	$(69,925,032)	$19,515,735

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

Adjustment to par value of common stock	—	(168,415)	168,415	—	—	—	-
Issuance of common stock under equity incentive plan	128,053	128	136,276	—	—	—	136,404
Issuance of common stock under employee stock purchase plan	7,887	8	11,507	—	—	—	11,515
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock, at costs	—	—	—	(351,640)	—	—	(351,640)
Net loss for the period	—	—	—	—	—	(234,970)	(234,970)

Balance at March 31, 2025	30,038,355	$30,038	$99,992,655	$(6,122,232)	$(6,640,905)	$(68,267,626)	$18,991,930

Issuance of common stock under equity incentive plan	176,622	177	160,420	—	—	—	160,597
Issuance of common stock under employee stock purchase plan	20,535	20	29,958	—	—	—	29,978
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock, at costs	—	—	—	(356,658)	—	—	(356,658)
Net loss for the period	—	—	—	—	—	(366,654)	(366,654)

Balance at June 30, 2025	30,235,512	$30,235	$100,183,033	$(6,478,890)	$(6,367,247)	$(68,634,280)	$18,732,851

Issuance of common stock under equity incentive plan	937,400	938	1,438,747	—	(1,324,800)	—	114,885
Issuance of common stock under employee stock purchase plan	18,821	19	28,777	—	—	—	28,796
Deferred compensation amortization	—	—	—	—	284,697	—	284,697
Purchase of treasury stock, at costs	—	—	—	(57,589)	—	—	(57,589)
Net loss for the period	—	—	—	—	—	(415,086)	(415,086)

Balance at September 30, 2025	31,191,733	$31,192	$101,650,557	$(6,536,479)	$(7,407,350)	$(69,049,366)	$18,688,554

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$217,380	$(415,086)	$619,963	$(1,016,710)
Income tax expense	133,582	69,036	475,553	200,447
Interest income	(94,910)	(124,449)	(282,599)	(314,368)
Interest expense	22,680	11,328	68,440	34,906
Depreciation and amortization	335,865	432,846	847,628	1,393,215
EBITDA	614,597	(26,325)	1,728,985	297,490
Other income	—	(5,000)	—	(5,000)
Non-cash stock-based compensation expense, net	570,431	399,582	1,382,223	1,243,899
Adjusted EBITDA	$1,185,028	$368,257	$3,111,208	$1,536,389

Calculation of Adjusted EBITDA margin:
Revenues	$23,763,838	$21,180,333	$72,908,248	$63,150,373
Adjusted EBITDA	$1,185,028	$368,257	$3,111,208	$1,536,389
Adjusted EBITDA margin	5.0%	1.7%	4.3%	2.4%